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                                                                    EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION

In connection with the Report of Citizens First Bancorp, Inc. (the "Company") and the Citizens First Saving Bank 401(k) Plan (the "Plan") on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof, I, Marshall J. Campbell, Principal Executive Officer of the Company, duly authorized by the Plan Administrator, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of and for the period covered by the Report.


                                             By: /s/ Marshall J. Campbell
                                                 ------------------------
                                                 Marshall J. Campbell
                                                 Principal Executive Officer
                                                 Citizens First Bancorp, Inc.
 Dated:  October 21, 2003